Exhibit 23.1

                                     Norwest
                               Questa Engineering

                         Questa Engineering Corporation
                 1010 Tenth Street, Golden, Colorado, 80401, USA
                   Phone: (303) 277-1629, Fax: (303) 277-0119
                          Internet: www.norwestcorp.com


                                  May 26, 2006

Mr. Les Bates
Chief Financial Officer
New Frontier Energy, Inc.
1789 W. Littleton Blvd.
Littleton, CO 80120-0289

Dear Les,

We hereby consent to your using the following Consent in your annual report.

                        CONSENT OF INDEPENDENT PETROLEUM
                             ENGINEERS AND GEOLOGIST

     We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of February 28, 2006, included in the Annual Report on Form 10-KSB of New Frontier Energy, Inc. Inc. for the fiscal year ended February 28, 2006.

Questa Engineering Corp.


/s/ John D. Wright
------------------
John D. Wright
President
                                      (Seal - John D Wright Colorado Registered
                                             Professional Engineer 14791)

                                     (Seal - Society of Independent Professional
                                          Earth Scientists - John D. Wright,
                                           Certified Earth Scientist 2497)